EXHIBIT 10.39

            [** CONFIDENTIAL TREATMENT HaS BEEN REQUESTED FOR CERTAIN MATERIAL IN EXHIBIT "A" APEARING IN BOLD WHERE BRACKETED]

                        Development and License agreement
                                     between
                      Cisco Systems and Ambient Corporation

This DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of December, 2000 (the "Effective Date") by and between Cisco Systems, Inc., a California corporation, with offices at 170 W. Tasman Drive, San Jose, California 95134 and its affiliates ("Cisco"), and Ambient Corporation, a Delaware corporation, with offices at 1033 Beacon Street, Brookline, Massachusetts 02446 ("Ambient").

This Agreement has the following attachments, which are incorporated in this Agreement by this reference:

      1.    Development and License Agreement Terms and Conditions

      2.    EXHIBIT A: Statement of Work

      3.    EXHIBIT B: Field Trial Agreement

      4.    EXHIBIT C: Press Release

                                    RECITALS

A. Cisco is in the business of developing, manufacturing and selling hardware and software products for use in computer and communications networks.

B. Ambient is in the business of communications products focusing on Power Line Telecommunication for consumer applications and utility-related services.

C. Cisco and Ambient desire that Cisco develop and Ambient market the Products (as defined herein) on the terms and conditions set forth herein and in subsequent agreements to be entered into by the parties.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.0   DEFINITIONS.

      1.1 "Cisco Property" shall mean such items owned and provided by Cisco under this Agreement or developed by or for Cisco under this Agreement and all Intellectual Property Rights

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related thereto. Cisco Property shall include any derivatives, improvements or modifications thereto or thereof and any Intellectual Property rights related thereto.

      1.2 "Ambient Property" shall mean such items as owned and provided by Ambient under this Agreement and all Intellectual Property Rights related thereto. Ambient Property shall not include any derivatives, improvements or modifications thereto or thereof and any Intellectual Property rights related thereto made by or for Cisco under this Agreement, it being understood that any such derivatives will be deemed "Cisco Property."

      1.3 "Deliverables" shall mean any tangible or intangible items to be delivered by the parties pursuant to the Statement of Work.

      1.4 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all other intellectual property rights and the related documentation or other tangible expression thereof.

      1.5 "Products" shall mean the Products described in the Statement of Work and all tangible and intangible results and items arising out of or constituting the results of the development of the Products, including without limitation all Deliverables, documentation, and Intellectual Property Rights constituting, embodied in, or pertaining to any of the foregoing. It is understood and agreed that for purposes of the initial development activities contemplated by this Agreement, the "Products" will include the "Headend Router Product" and the "CPE Product" as described in the Statement of Work or any part or derivative thereof.

      1.6 "Statement of Work" shall mean the information set forth in Exhibit A.

      1.7 "Day" shall mean a normal working day in the United States.

      1.8 "First Revenue Ship" shall mean the first commercial distribution of the Products or the services related to the Products that generates revenue of any type for Ambient.

      1.9 "Field Trial Site" shall mean any site where a Headend Router Product is deployed.

      1.10 "Field Trial Test Period" shall mean for each Field Trial Site, sixty
(60) calendar days from the date of installation of the Products at that site.

2.    DEVELOPMENT EFFORT.

      2.1 Development Effort. With the assistance and cooperation of Ambient, Cisco shall use reasonable commercial efforts to develop and deliver the Deliverables in accordance with the Statement of Work; provided, however, that the due date for any Deliverable, performance of which was delayed on account of failure of Ambient to complete any of its prerequisite obligations in a timely fashion, shall be extended by one day for each day of Ambient's lateness. Each Deliverable shall be delivered in such format and on such media as may be reasonably requested by Ambient.

      2.2 Acceptance. Upon delivery of the Deliverables to Ambient, Ambient will test whether the Deliverables conform to the applicable part of the Statement of Work. Unless

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otherwise specified Ambient will accept or reject each Deliverable within five
(5) Days after delivery. In the event that a Deliverable does not conform to such part of the Statement of Work (such nonconformance will be referred to as "Deficiencies"), Ambient shall provide written notice to Cisco describing the Deficiencies in sufficient detail to allow Cisco to reproduce the Deficiencies. Cisco will exert reasonable commercial efforts to correct the Deficiencies so that the Deliverable conforms to the applicable part of the Statement of Work. If Ambient does not give written notice to Cisco within five (5) Days following delivery of the Deliverable, Ambient shall be deemed to have accepted the Deliverable. The procedure in this Section 2.2 will be repeated with respect to a revised Deliverable to determine whether it is acceptable to Ambient, unless and until Ambient issues a final rejection of the revised Deliverable after rejecting the Deliverable on at least three (3) prior occasions. If Ambient issues a final rejection of the revised Deliverable pursuant to this paragraph, either Cisco or Ambient shall be entitled to terminate this Agreement or the applicable Statement of Work, as the case may be, without further obligation or liability to the other party. The parties agree that the time period for accepting and rejecting Deliverables only apply if there are no specific time periods specified for the applicable Deliverable in the Statement of Work.

      2.3 Changes. At any time following execution of this Agreement the Statement of Work may be modified upon mutual written agreement of the parties. In the event any such change materially increases Cisco's development costs hereunder or requires a modification to the schedule for development and such change was not required due to Cisco's delay or failure to complete its obligations hereunder, Cisco and Ambient shall negotiate in good faith an equitable adjustment to the development charges payable by Ambient to Cisco and to the schedule for development.

      2.4 Liaison. Each party agrees to appoint a principal point of contact, identified in the Statement of Work as "Project Managers", to whom all communications between the parties with respect to development of the Products shall be directed.

      2.5 Technical Assistance Required to Evaluate Deliverables. Cisco shall determine and make available to Ambient reasonable technical assistance with respect to the evaluation of the Deliverables per the time periods of section 2.2.

      2.6 Independent Development. Except as set forth below, nothing in this Agreement will impair either party's right to acquire, license, develop, manufacture or distribute itself or through third parties on its behalf technology substantially similar to that described in the Statement of Work or to market and distribute such similar technology in addition to or in lieu of the technology contemplated by this Agreement. Further, neither party will have any obligations to limit or restrict the assignment or reassignment of any employees or contractors in connection with the development of such similar technology or the technology contemplated by this Agreement. However, nothing in this Section 2.6 shall be construed as granting to either party any rights except as specifically provided in this Agreement.

      2.7 Required Third Parties. Cisco and Ambient shall choose one or more third party providers of power line transmission access physical layer technology and electric utility companies in the manner specified in the Statement of Work.

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      2.8 General Business Relationship. Cisco shall support all development efforts for the Products such as design, printed circuit layout, prototype manufacture, testing, software and firmware in the manner specified in this Agreement. The Parties agree to commence discussions to enter into a Systems Integration Agreement and any other agreements to implement the goals of this Agreement.

      2.9 Additional Statements of Work. If Ambient desires to engage Cisco for additional services which are not included in the Statement of Work and which do not constitute merely a revision or modification of the Statement of Work, the parties shall in good faith negotiate additional Statements of Work, each of which upon signing shall be deemed a part of this Agreement. Additional Statements of Work shall be entered into by mutual agreement between Cisco and Ambient and shall be substantially in the form of the Statement of Work attached hereto. Each Statement of Work shall be signed by authorized representatives of the parties. This Agreement may cover more than one Statement of Work at any given time.

3.    OWNERSHIP.

      3.1 Ownership by Ambient. Except as otherwise set forth in Section 3.2 below, Ambient shall own all right, title, and interest in the Ambient Property, if any, and Cisco shall have no ownership interest therein.

      3.2 Ownership by Cisco. Cisco shall own all right, title, and interest in the Cisco Property, the Products, all results arising from the development thereof by Cisco, and all Intellectual Property Rights therein, including any derivatives, improvements or modifications of the Ambient Property made by or for Cisco under this Agreement. Ambient shall execute such documents, render such assistance, and take such other action as Cisco may reasonably request, at Cisco's expense, to apply for, register, perfect, confirm, and protect Cisco's rights therein. Cisco shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

      3.3 Waiver of Moral Rights. Ambient hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Cisco (or its employees, agents or consultants) has or may have in the Ambient Property or any part thereof as included in the Products.

      3.4 Cisco as Attorney in Fact. Ambient agrees that if Cisco is unable because of Ambient's unavailability, dissolution or incapacity, or for any other reason, to secure Ambient's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Cisco above, then Ambient hereby irrevocably designates and appoints the company and its duly authorized officers and agents as Ambient's agent and attorney in fact, to act for and in Ambient's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Ambient.

4.    LICENSES BY AMBIENT TO CISCO.

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Ambient hereby grants Cisco a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute the Ambient Property, if any, and all Intellectual Property Rights with respect thereto solely as incorporated in the Products and any enhancements, derivatives or modifications thereof.

5.    LICENSES BY CISCO TO AMBIENT.

      5.1 Nonexclusive License. Cisco hereby grants Ambient a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute any derivative, improved or modified Ambient Property.

      5.2 Manufacturing Rights. Ambient may elect in its reasonable judgment to manufacture the CPE Product itself or together with third party manufacturers agreed upon by the parties pursuant to a non-exclusive, non-transferable license. Ambient's right to manufacture the CPE Product will also include the right to modify and further develop the CPE Product in a manner mutually agreed upon by the parties. All sales of the CPE Product manufactured by or for Ambient (including modified versions of the CPE Product) shall be subject to the payment of a royalty by Ambient to Cisco. Ambient agrees to pay Cisco royalties of twenty-five dollars ($25) per unit which shall include any trademark rights granted by Cisco to Ambient. The details concerning Ambient's manufacturing rights, and the parties maintenance and support obligations with respect to the CPE Product to be manufactured by or for Ambient will be mutually agreed upon in writing by the parties in a further Agreement.

      5.3 Branding Rights. If Ambient elects to manufacture the CPE Product, Ambient may in its sole discretion (a) sell the CPE Product using a Cisco owned trademark as specified by Cisco, provided that, Ambient shall not be entitled to use any Cisco trademark where the CPE Product has been modified by Ambient; or
(b) sell the CPE Product using an Ambient trademark or brand. Ambient's use of any Cisco owned trademark shall be subject to a trademark license agreement to be negotiated in good faith by the parties.

      5.4 Sales Rights.

            5.4.1 From the Effective Date of this Agreement until six (6) months after the first successful installed field site demonstration employing the testing criteria for the staging demonstration as described in the Statement of Work (except that the telephone connection will be with a phone located in the electric utilities data center), Ambient shall have the exclusive right to sell the Products to end user customers in all 50 states of the United States of America and the non-exclusive right to sell the Products to end user customers throughout the world. For purposes of this Agreement, such "exclusive right" means that any customer in the United States who desires to purchase the Products from Cisco will be directed to Ambient to order the Products during the Exclusivity Period.

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            5.4.2 If and only if Cisco can demonstrate to Ambient that any one of the following three conditions is met, then Cisco may on an exceptional basis sell a Product to a customer in the United States during the Exclusivity Period:
(a) Ambient is unable to meet such customer's requirements and delaying the sale of the Product to such customer by Cisco beyond the Exclusivity Period would cause a serious customer satisfaction issue for Cisco, (b) Cisco's failure to sell the Product to a customer in the United States during the Exclusivity Period would result in a breach of a contractual obligation to a customer (provided that no such contractual obligations may be made for purposes of circumventing this restriction) or (c) this Agreement is terminated for cause by Cisco pursuant to Section 14.2 prior to the end of the Exclusivity Period.

            5.4.3 Notwithstanding anything to the contrary contained herein, Cisco may sell the Products directly to end user customers or to resellers or system integrators outside of the United States of America during and after the Exclusivity Period.

            5.4.4 After the Exclusivity Period, Cisco agrees to grant Ambient the continued right to sell the Products worldwide and to treat Ambient as its non-exclusive preferred system integrator of the Products, details of this right, obligations and preferred status to be documented in the System Integrator Agreement or in any other convenient manner as agreed upon by the parties. Ambient agrees that except for the exclusivity restriction described above, Cisco may sell the Products to any other party on a non-exclusive basis. Ambient also agrees that all purchases of Products by Ambient from Cisco will be pursuant to Cisco's standard System Integrator Agreement to be negotiated in good faith by the parties.

6.    PAYMENTS; TAXES.

      6.1 Payments. In consideration of the duties and obligations of Cisco and the rights granted to Ambient hereunder, Ambient shall pay to Cisco within one
(1) day of becoming due Six Million and Five Hundred Thousand Dollars (US$6,500,000) in the manner specified below for the initial development arrangement contemplated by this Agreement:

            i.    The sum of $2 million upon the execution of this Agreement.
            b. The sum of $2 million upon demonstration of a proof of concept (acceptance criteria for such demonstration shall be as set forth in the Statement of Work).
            c. The sum of $2.5 million in increments of $500,000 per trial site for the Field Trials, upon installation, or if less than 5 sites are installed then the full remainder at first revenue shipment of a Product by Ambient.

If the parties agree to additional Statements of Work beyond the initial one attached hereto or if the parties agree to expand the development activities contemplated by the initial Statement of Work, additional fees, if any, shall be set forth in the relevant Statement of Work.

      6.2 Taxes.

            6.2.1 In addition to the payment described above, Ambient shall pay all taxes, including sales and use tax, but excluding any tax based upon the income of Cisco if imposed by

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any government as a result of payments made to Cisco under this Agreement.

            6.2.2 Ambient may withhold from its payment to Cisco under this Agreement any income taxes required to be withheld by Ambient under the applicable laws of the United States or any other country. Such amount shall be paid to the appropriate taxing authorities and Ambient shall provide Cisco with official receipts issued by said taxing authority or such other evidence as is reasonably available to establish that such taxes have been paid. Ambient shall cooperate with Cisco and take all actions reasonably necessary in order to secure a reduction or elimination of withholding taxes pursuant to the income tax treaty between the United States and any other country.

      6.3 Third Party License Fees. Ambient shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the fulfillment of its obligations under this Agreement.

7.    FIELD TRIALS.

The parties shall conduct field trials for the Products ("Field Trials") pursuant to the Field Trial Agreement attached hereto as Exhibit B.

8.    CONFIDENTIALITY.

      8.1 Press Releases. Each party shall obtain the other party's written consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement. Ambient may, however, make the statement as set forth in Exhibit C in its publications, presentations, public announcements and press release concerning this Agreement and Ambient's relationship with Cisco.

      8.2 Confidential Information. The existence and terms and conditions of this Agreement shall be considered "Confidential Information" under the "Non-Disclosure Agreement" entered into by the parties on August 3, 2000 ("NDA") and the parties agree to comply with the provisions of the NDA. To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.

      8.3 Legal Obligation to Disclose. Ambient's disclosure of the existence of this Agreement and the terms thereunder in accordance with its obligation under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of Section 8, so long as Ambient has provided to Cisco beforehand a copy of the provisions which it proposes to release to the Securities and Exchange Commission, has given good faith consideration to any request by Cisco to redact specific provisions from such disclosure.

      8.4 Confidentiality Agreements with Utilities. Ambient shall require each Utility to enter into a confidentiality agreement that provides the same protections to Cisco's Confidential Information as provided for in the NDA.

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9.    USE OF CONTRACTORS.

The parties may retain third parties ("Contractors") to furnish services to them in connection with the performance of its obligations hereunder and permit such Contractors to have access to Confidential Information, but only to the extent and insofar as reasonably required in connection with the performance of their obligations under this Agreement. Each party shall require each such Contractor to enter into a confidentiality agreement that provides at least the same level of protections to Confidential Information as provided for in the NDA.

10.   REPRESENTATIONS AND WARRANTIES.

      10.1 THE PRODUCTS FURNISHED UNDER THIS AGREEMENT ARE PROVIDED FOR DEVELOPMENT AND TESTING PURPOSES ONLY ON AN "AS IS" BASIS, WITHOUT ANY WARRANTIES OR REPRESENTATIONS EXPRESS, IMPLIED OR STATUTORY; INCLUDING, WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. CISCO DOES NOT WARRANT THAT THE PRODUCTS WILL MEET AMBIENT'S NEEDS OR BE FREE FROM ERRORS, OR THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES CHARGED FOR THE PRODUCTS.

      10.2 Representations and Warranties of Ambient. Ambient hereby warrants and represents to Cisco as follows:

            10.2.1 Ambient Property and all parts thereof, are either owned or properly licensed by Ambient or are in the public domain and the use thereof by Cisco, its representatives, resellers or end users will not infringe any proprietary rights of any third party. Any third party property provided by Ambient hereunder is properly licensed and, to Ambient's knowledge, does not infringe any proprietary rights of any other third party.

            10.2.2 Ambient has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

      10.3 Representations and Warranties of Cisco. Cisco hereby warrants and represents to Ambient as follows:

            10.3.1 Cisco Property and all parts thereof, are either owned or properly licensed by Cisco or are in the public domain and the use thereof by Ambient, its representatives, resellers or end users will not infringe any proprietary rights of any third party. Any third-party property provided by Cisco hereunder is properly licensed and, to Cisco's knowledge, does not infringe any proprietary rights of any other third party.

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            10.3.2 Cisco has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

11.   INDEMNITY.

      11.1 Indemnification by Cisco.

            11.1.1 Cisco shall defend, indemnify and hold harmless Ambient and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim which alleges that any Product or Cisco Property infringes upon, misappropriates or violates any issued U.S. patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product and (ii) any claim relating to negligence, misrepresentation, intentional misconduct, error or omission by Cisco.

            11.1.2 As a condition to such defense, Ambient will provide Cisco with prompt written notice of the claim and permit Cisco to control the defense, settlement, adjustment or compromise of any such claim. Ambient may employ counsel at its own expense to assist it with respect to any such claim.

            11.1.3 If the use of the Products hereunder is enjoined or becomes the subject of a claim of infringement, Cisco shall use its reasonable efforts at its option to: (i) obtain such licenses; or (ii) make such replacements or modifications as are necessary to the continue use or of the Products without infringement and in compliance with the Statement of Work.

            11.1.4 Cisco shall have no obligation under subsections 11.1.1 and
11.1.2 above to the extent any claim of infringement or misappropriation results from: (i) use of the Products in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Products of any design, technique or specification furnished by Ambient, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Ambient's use of the Products after Cisco has informed Ambient of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions; (iv) compliance by Cisco with specifications or instructions supplied by Ambient.

      11.2 Indemnification by Ambient.

            11.2.1 Ambient shall defend, indemnify and hold harmless Cisco and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim which alleges that the Ambient Property infringes upon, misappropriates or violates any issued U.S. patents, copyrights, trademarks or trade secret

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rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product and (ii) any claim relating to negligence, misrepresentation, intentional misconduct, error or omission by Ambient.

            11.2.2 As a condition to such defense and indemnification, Cisco will provide Ambient with prompt written notice of the claim and permit Ambient to control the defense, settlement, adjustment or compromise of any such claim. Cisco may employ counsel at its own expense to assist it with respect to any such claim.

      11.3 Exclusive Remedy. THE FOREGOING PROVISIONS OF THIS SECTION 11.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES AND THE EXCLUSIVE REMEDY OF THE PARTIES AND THEIR CUSTOMERS, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCTS OR ANY PART THEREOF. THE PARTY'S OBLIGATIONS UNDER THIS SECTION 11 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 12.

12.   CONSEQUENTIAL DAMAGES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

13.   LIMITATION OF LIABILITY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE TOTAL DOLLAR LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO ONE MILLION DOLLARS ($1,000,000).

14.   TERM AND TERMINATION.

      14.1 Term of Agreement. Unless otherwise terminated as provided herein, this Agreement shall be effective upon the Effective Date and shall remain in force for a period of two (2) years, and shall automatically renew for additional one (1) year periods unless terminated by either party upon written notice to the other at least thirty (30) calendar days prior to the end of the then-current term.

      14.2 Termination for Convenience. Either party may terminate this Agreement or any Statement of Work hereunder, at any time for convenience, for no reason or for any reason, upon delivery of thirty (30) days written notice to the other party. In the event of such termination by Cisco prior to the demonstration of proof of concept as set forth in Section 6.1(b), Cisco shall return the $2 million development payment paid to Cisco upon execution of this Agreement. In the event

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of such termination by Cisco following the demonstration of proof of concept as set forth in Section 6.1(b), Cisco shall return the $2 million development payment paid to Cisco upon demonstration of proof of concept and any payments by Ambient for the Field Trials, but Cisco shall be entitled to retain the $2 million payment made upon execution of this Agreement.

      14.3 Termination for Cause. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following:

            14.3.1 Insolvency Event. Either party may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) calendar days; or (iv) either party is liquidated or dissolved.

            14.3.2 Change of Control. In the event that a competitor of Cisco acquires a minimum of twenty percent (20%) of the equity ownership of Ambient, Cisco may, at its option terminate this Agreement for cause upon delivering written notice to Ambient. For purposes of this Section 14.3.2, competitors of Cisco shall mean Lucent, Nortel, Ericsson, Alcatel, Siemens and Ascom or any of their subsidiaries of affiliates.

            14.3.3 Default. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) calendar days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof. A material breach will include but not be limited to: (i) any attempted reverse engineering or otherwise infringing Cisco's proprietary rights by Ambient, its resellers or its end users; (ii) failure by Ambient to pay in a timely fashion; and (iii) breach of confidentiality obligations.

      14.4 Survival of Rights and Obligations Upon Termination. Sections 2.6, 3, 4, 5.1, 5.2, 5.3, 6, 8, 10, 11, 12, 13, 14, and 15, shall survive any expiration or termination of this Agreement or any Statement of Work hereunder. Notwithstanding anything in the foregoing to the contrary, in the case of termination by Cisco for cause pursuant to Section 14.3.3, Ambient shall pay all expenses reasonably incurred by Cisco in excess of amounts already paid to Cisco. The amount of such payment shall be determined on a time and materials basis using Cisco's commercially reasonable rates then in effect.

15.   MISCELLANEOUS.

      15.1 Force Majeure. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

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      15.2 Export.

            15.2.1 Ambient hereby acknowledges that the Products supplied by Cisco under the Agreement are subject to export or import controls under the laws and regulations of the United States (U.S.). Ambient shall comply with such laws and regulations, and, agrees not to knowingly export, re-export, import or re-import, or transfer Cisco Products without first obtaining all required U.S. Government authorizations or licenses. Cisco and Ambient each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

            15.2.2 Ambient agrees to maintain a record of exports, re-exports, and transfers of the Cisco Products for five (5) years and to forward within that time period any required records to Cisco or, at Cisco's request, the U.S. Government. Ambient agrees to permit audits by Cisco or the U.S. Government as required under the regulations to ensure compliance with this Agreement.

      15.3 Relationship of Parties. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

      15.4 Insurance. Ambient shall carry Commercial General Liability insurance covering all operations by or on behalf of Ambient arising out of or connected with this Agreement providing insurance for bodily injury, property damage, personal injury and advertising injury, as those terms are defined by Commercial General Liability insurance policies, with limits of not less than $5,000,000 each occurrence and $10,000,000 in the aggregate. Such insurance must be on an "occurrence" basis and not "claims-made" basis. Ambient shall continue to maintain the Commercial General Liability insurance required under this Agreement for a minimum of one year following completion of and acceptance of the Products. Consultant shall furnish Certificates of Insurance annually to Cisco as evidence of this required insurance. In the event Consultant utilizes the services of Subcontractors to perform the Services contemplated hereunder, Consultant shall require from or provide for all Subcontractors (regardless of tier) the same minimum insurance requirements detailed above. Cisco reserves the right to request copies of Subcontractor's Certificates of Insurance when deemed necessary.

      15.5 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco and Ambient any rights, remedies or other benefits under or by reason of this Agreement.

      15.6 Equitable Relief. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

      15.7 Attorneys' Fees. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

      15.8 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of other party. Notices will be deemed effective (i) three (3) Days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

                Cisco Systems, Inc.                    Ambient Corporation
                170 West Tasman Drive                  1033 Brookline Street
                San Jose, CA 95134                     Brookline, MA 02446
                Attn: VP Legal and Government Affairs
                Fax: (408) 526-7019                    Fax: (617) 566-3035

      15.9 Assignment. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without such written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

      15.10 Waiver and Modification. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

      15.11 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

      15.12 Controlling Law and Jurisdiction. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. Unless waived by Cisco, the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the state courts of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

      15.13 Headings. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

      15.14 Entire Agreement. This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

      15.15 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

AMBIENT CORPORATION ("Ambient")           CISCO SYSTEMS, INC. ("Cisco")


________________________________          ____________________________________
Authorized Signature                      Authorized Signature

________________________________          ____________________________________
Name                                      Name

________________________________          ____________________________________
Date                                      Date

Ambient Corporation                       Cisco Systems, Inc.

1033 Beacon Street                        170 W. Tasman Drive

Brookline, MA 02446                       San Jose, CA 95134-1706

      STATEMENT OF WORK BETWEEN CISCO SYSTEMS AND AMBIENT FOR PROJECT CEAD

                                    EXHIBIT A

This Statement of Work ("SOW") is made and entered into between Cisco Systems, Inc., a California corporation, with offices at 170 West Tasman Drive, San Jose, California 95134 ("Cisco") and Ambient Corporation, a Delaware corporation, with offices at 1033 Beacon Street, Brookline, Massachusetts 02446 ("Ambient") as of the date last written below ("Effective Date").

This SOW is governed by, incorporated into, and made part of the Contract between Cisco and Ambient. This SOW defines the tasks and deliverables of both Cisco and Ambient, under the terms of the Contract. The terms of this SOW are limited to the scope of this SOW and shall not be applicable to any other SOWs, which may be executed and attached to the Agreement.

This SOW consists of this signature page and the following sections which are incorporated in this SOW by this reference:

            1.    Introduction
            2.    Tasks and Deliverables - Overview
            3.    Tasks and Deliverables - Details
            4.    Assumptions
            5.    Project Management
            6.    Responsibilities of the Parties
            7.    Schedule
            8.    Change Management Procedures
            9.    Definitions
            10.   Appendix A - Deliverable/Milestone/Task Completion Form
            11.   Appendix B - Project Change Request Form

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this SOW to be duly executed.

CISCO SYSTEMS, INC.                                   Ambient Corporation

By:                                              By:
    --------------------------------------          ----------------------------
Name:                                            Name:
      ------------------------------------            --------------------------
Title:                                           Title:
       -----------------------------------              ------------------------
Date:                                            Date:
      ------------------------------------             -------------------------

1.0   INTRODUCTION

      Cisco Systems, Inc. ("Cisco") and Ambient have entered into a contract for the development of an Internet access solution that uses the low voltage power distribution grid as a means of communication. The goal of both companies is the deployment of Powerline Technology (PLT) based access trials, around Calendar Q1 of 2001. This initiative also involves Utility companies (where the trials will take place) and powerline technology companies (who will provide physical layer technology).

      Ambient will be responsible for the co-ordination of contributions of the Utilities, Cisco will be responsible for the co-ordination of contributions of the powerline technology companies. This SOW focuses on the tasks and deliverables of Cisco and Ambient, and only details those of the Utilities and powerline technology companies when necessary.

2.0   TASKS AND DELIVERABLES - OVERVIEW

      2.1   Cisco Systems - Overview

            Cisco Systems will:-

            1.    Develop a PLT-enabled HeadEnd Router (HRouter)
            2.    Develop a PLT-enabled Customer Premise Equipment (CPE)
            3.    Provide 3rd level field support
            4.    Provide Training for 1st and 2nd level support
            5.    Provide Network Architectural services

            Cisco Systems Prime Deliverables will be:-

            6.    Demonstration of Proof of Concept
            7.    Demonstration of staged systems

            See section 3.1 for details. See section 7 for all tasks, deliverables and schedule

      2.2   Ambient - Overview

            Ambient will:-

            1.    Arrange for access and support from Utilities
            2.    Provide 1st and 2nd level support
            3. Arrange for a backhaul network and maintenance line at each trial site
            4.    Arrange for the preparation of the trialing homes and SOHOs
            5.    Install and commission trial systems
            6.    Manage the trials
            7.    Obtain from the Utilities, and provide to Cisco information

            See section 3.2 for details, see section 7 for all tasks, deliverables and schedule

      2.3   Cisco Systems and Ambient - Overview

            Both companies will contribute towards the following

            1.    Trial site selection criteria
            2.    Customer (end-user) selection criteria
            3.    Selection of Utilities
            4.    Selection of PLT Vendors
            5.    Trial configuration and plan

            See section 3.3 for details, see section 7 for all tasks, deliverables and schedule

3.0   TASKS AND DELIVERABLES - DETAILS

      3.1   Cisco Systems - Detail

            3.1.1 Cisco will develop a HeadEnd Router (HRouter) which has been environmentally engineered to sit at poletop &/or roadside. This HRouter supports the project's networking services requirements. It will contain Cisco standard hardware & software components to enable voice, data and provisioning services, such as DHCP, along with newly and purposely developed hardware and software to support PLT devices, and include packaging. The actual functionality will be determined as part of 2.4.5 and may be different for each field site.

                  Acceptance criteria:

                  There are no acceptance criteria. This task will be deemed completed when the first Test sites have been commissioned.

      3.1.2 Cisco will develop a CPE (customer premise equipment) that allows layer 2 transport of data and voice to the HRouter above. Its functionality will include

                  a)    Learning bridge
                  b)    2 POTS interfaces for use with analog handsets.
                  c)    1 PLT WAN interface
                  d)    2 Ethernet LAN ports
                  e)    IP visibility for network management (SNMP, CLI, etc.)

            Acceptance criteria:

            There are no acceptance criteria. This task will be deemed completed when the first Test sites have been commissioned

      3.1.3 Cisco will provide 3rd level field support. This will include

                  a) Access to Cisco TAC for 7x24 support for all standard Cisco products.
                  b) Access to Cisco Technical Center for support of PLT products during normal business hours.
                  c) Privileged access to Cisco Connection Online (CCO), the Cisco web site that includes detailed technical support information for all standard products.
                  d) Highly skilled system / consulting engineering teams available to provide backup support to the Ambient engineering team. This support will be provided remotely via email and telephone. It is assumed that Ambient will be able to handle 80-85% of system engineering / consulting engineering needs without Cisco's involvement.

                  e) On-site technical system / consulting engineering support for critical situations (with designated technical support resources already briefed and knowledgeable on PLT products). It is assumed that this level of support will only be needed for ~5-10% of situations and is contingent on approval by Tom O'Donnell.

                  f) Expedited access to development engineering resources if needed.

            Acceptance criteria:

            There are no acceptance criteria. This task will be deemed completed when all Test sites have been decommissioned

      3.1.4 Cisco will provide Training, tools and documentation to Ambient sufficient for competent network engineers to be able to provide 1st and 2nd level support for Cisco equipment deployed in the field trials. This training will take place at Cisco facilities for up to 10 people. It will include the following sessions

            a) Detailed product training on PLT products and technologies, including:

                  -     network architecture and design with PLT products
                  - network configuration, installation and integration of PLT products
                  -     network management and troubleshooting of PLT products

            b) Process and procedures on interfacing to the TAC, using CCO, etc. for technical support. These processes and procedures will be documented in a Field Trial Support Guide.

                  Successful completion of this task is dependent upon Ambient providing qualified individuals. Pre-requisites for individuals include

                        a)    Cisco certification (CCIE preferred)

                        b) Network engineers with B.S. minimum and 3-5+ years of experience in industry. a)In-depth experience designing, deploying and/or managing extensive LAN/ WAN that utilized LAN switches, routers, network management technologies, etc. b)Voice / telephony experience preferred

                        c)    Strong interpersonal skills (verbal and written)

                        d) Ability to learn quickly and integrate new information effectively.

                        e) Action-oriented person with the ability to get things done

            Acceptance criteria:

            This task will be deemed completed when Ambient staff have demonstrated the required level of expertise in the areas of integrated data / voice networking over PLT. Written test cases and hands-on lab exercises at the Cisco lab in Chelmsford, MA (i.e., build, break and fix required PLT equipment configurations) will be used to demonstrate each engineer's skill level. A pass / no pass assessment for each engineer will be made jointly by Cisco and Ambient technical management teams.

            It is assumed that each engineer has attended all required training classes prior to the assessment test. Also note that the assessment test will be based on specific network configurations that will be deployed in the PLT trials, so there should be no major surprises.

            To enable Ambient to provide 2nd level support, Cisco will provide a HeadEnd Router and CPE, and hardware modules and software sufficient to build a small network of any PLT and attempt to replicate problems reported from the field. This equipment will be maintained at Ambient' lab, to the same revision level as that deployed in the field. Any materials needed to do this will be supplied by Cisco and installed by Ambient.

      3.1.5 Cisco will provide Network Architectural services. These will include the following tasks:

            a) Detailed site survey and analysis to understand existing infrastructure (including development and use of a site survey and preparation checklist to be used throughout the project)

            b) End-to-end network design (for integrated data and voice) including:

                  -     IP routing and addressing plans
                  -     Network management and security plans
                  -     Backhaul network interconnect plans
                  -     Internet access options
                  - Detailed dial plan for inclusion in the site-specific configurations.
                  -     Develop network design.
                  -     Develop relevant network diagrams and maps
                  - Provide all relevant information to perform a technical validation of the proposed design.

            c) Detailed HeadEnd router and CPE device hardware and software configurations

            d) OSS / BSS (i.e., network management) specification and integration support

            e)    Design Review with Utilities for each Trial site

            Successful completion of this task is dependent upon Ambient providing the following:

            a)    (Selected) Utilities' Data Network Architecture

            Acceptance criteria:

            This task will be deemed completed when all Test site Utilities have received from Cisco and reviewed and approved the completed network architecture / design document. This document will include detailed network diagrams for the trial network (i.e., In-home / LV / backhaul PLT network for integrated data and telephony transport), IP routing and addressing information, any special requirements (e.g., phone lines needed, space requirements, etc.), telco circuit requirements for T1's, software configurations for each PLT device, etc.

            It is assumed that any questions / concerns / issues with the proposed network design will be addressed and that jointly agreed modifications will be incorporated within days of their being raised.

      3.1.6 Prime Deliverable - Proof of Concept Demonstration

            A HeadEnd Router and a CPE both with PLT interfaces will be configured at Cisco's facilities as follows:

            a) The HeadEnd PLT port will be connected to the low voltage side of a 480/110v transformer
            b) The HeadEnd Ethernet port will be connected to Cisco's internal network and to the Internet.
            c) Through 450' of cable, meter, breaker panel and 10' of house wiring, a CPE will be connected via its PLT port.
            d)    An analog phone will be connected to a CPE POTS port.
            e)    A computer will be connected to a CPE Ethernet port.

            Demonstration

            A phone call will be placed through the CPE to a lab phone. The computer will initiate a request to surf the Internet. Not simultaneous with the phone call.

            Acceptance criteria

            The phone call must be connected. No speech quality is required The computer must display a web page. No speed metric is required.

            Note: Cisco may integrate multiple PLT vendors' modules into the HeadEnd and CPE, however, there will be only one Proof of Concept demonstration which will include the first sufficiently operating PLT vendor's modules.

      3.1.7 Prime Deliverable - Demonstration of Staged Systems Before systems are deployed to the trial sites, they will each be staged in the target configuration, and tested at Cisco's facilities s follows:-

            a) The HeadEnd PLT port will be connected to the low voltage side of a 480/110v transformer
            b) The HeadEnd WAN port will be connected to Cisco's internal network and to the Internet.
            c) Through various lengths up to 450' of cable, meter, breaker panel and 10' of house wiring, each CPE will be connected via its PLT port. The actual configuration will be jointly determined by Cisco and Ambient.
            d)    An analog phone will be connected to a CPE POTS port.
            e)    A computer will be connected to a CPE Ethernet port.

            A Demonstration of each of the (up to 5) site configurations will occur.

            Occurrence of these demonstrations is dependent upon the prerequisite test site selection and configuration that will be strongly considered in the determination of the demonstration configuration.

            Demonstration

            Simultaneously, phone calls will be placed through each CPE to a lab phone, and the computers will each initiate a request to surf the Internet.

            Acceptance criteria

            The phone calls must be connected. No speech quality is required The computers must display a web page. No speed metric is required

            Following each successful demonstration the equipment will be suitably packaged and drop-shipped to the target Utility. This will include tested spares of 10% (minimum 1) of the total equipment provided for all sites. Cisco is responsible to ensure that the shipped equipment is certified for use on low voltage lines.

3.2   Ambient - Detail


      3.2.1 Arrange for access and support from Utilities

            1. It is a desirable goal that access to Trial site will occur within 72 hours of its request
            2. Utility support includes providing appropriately qualified individuals to assist in the line characterisation by PLT vendors.
            3. Utility support includes providing appropriately qualified individuals to assist in the monitoring, installation, repair, replacement of trial equipment
            4. Utility support includes providing appropriately qualified individuals to assist in the configuration, commissioning and monitoring of Utilities' data network equipment
            5. Utilities support includes monitoring of their powerlines and reporting events of interest (lightning strikes, topology changes, etc.)

      3.2.2 Provide 1st and 2nd level support, where:

            First Level Support is defined as:

            1. First call support on all end user / customer calls
            2. Broad internetworking trouble-shooting expertise (including voice and data)
            3. Router / switch configuration and upgrade support
            5. Ability to capture network traces
            6. On-site visits to end user to gather information if situation requires

            Second Level Support is defined as:

            1. Specialist level technical support for problem isolation
            2. Lab simulation (if needed)
            3. Interoperability testing
            4. Analysis of network traces
            5. Remote diagnostics
            6. Onsite trouble shooting if situation requires

            (For reference, Third Level Support is defined as highly-skilled engineering support that is focused on determining the root cause of problems encountered by the end user, working with development engineering to get problems resolved (i.e., hardware / software fixed) and then working with the customer to get the solution deployed back into the network.)

      3.2.3 Arrange for a backhaul network at each trial site (includes provisioning of phone calls off-network), and an "out-of-band" channel, such as a phone line, be made available to each HeadEnd Router to be used as a backup control mechanism in case the backhaul goes down.

            Acceptance Criteria: This task will be deemed complete when data and telephony test equipment is connected to the poletop &/or roadside access point and data and telephony services are found to be supported; and when remote modem access to the HeadEnd router is demonstrated.

      3.2.4 Arrange for the preparation of the trialing homes and SOHOs (site survey, access agreement, insurance, electrical & physical plan, table with PC and phone, configuration of PC, etc)

      3.2.5 Install and commission trial systems

            Ambient and Utilities will install the Cisco supplied equipment per the Network architecture/design document, and commission by configuring and bringing-up of the equipment to an operating level.

            Acceptance criteria: All CPEs are IP-visible from Utility data center. Internet data can be accessed from computer. Phone call can be made on-net to on-net, and on-net to off-net.

      3.2.6 Manage the trials

            While there are many tasks that will not be listed here, the following is notable here:

            1. Provide feedback on the Quality of the Trials - Ambient will monitor and collect network data and customer feedback to determine whether the Users are sufficiently exercising the equipment, if not, new Users should provisioned. No additional equipment will be provided by Cisco.

      3.2.7 Obtain from the Utilities, and provide to Cisco the following information

            1. Relevant standards and certifications that Utilities' field equipment must meet
            2. Architectures of the Utilities' low voltage distribution wiring
            3. Architectures of the Utilities' data network, which should include:

                  - Detailed network diagrams and equipment configuration information
                  - IP routing and addressing information, including DNS / DHCP info
                  - Location and type of network connections for PLT equipment
                  - Any special connectivity or configuration information (i.e., space? security?)
                  - Identification of all network demarcation locations and types

                  - Type, location and configuration of any third party networking equipment
                  - Telephony configuration information (i.e., dial plan info, telco circuits provided, etc.)

3.3   Cisco and Ambient - Detail

      3.3.1 Trial site selection criteria.

            A list of required and preferred criteria will be developed that will help select sites for the trials (e.g. strategic value, level of commitment, supportive Utility, existing infrastructure, location, knowledgeable Engineering and Field staff, etc).

      3.3.2 Customer (end-user) selection criteria.

            A list of required and preferred criteria will be developed that will help select end-users for the trials. (E.g. no other PLT in premises, promise to use the computer and telephony equipment for 2 hours minimum per week, etc).

      3.3.3 Selection of Utilities

            Ambient has the prime responsibility onthis task, Cisco may recommend or veto

      3.3.4 Selection of PLT Vendors

            Cisco has the prime responsibility on this task, Ambient may recommend or veto.

      3.3.5 Trial configuration and plan

            A document will be produced for each Trial site, which details the backhaul network connectivity and services, the LV distribution and User details. It also includes details of what tests will be run during the trials.

            Acceptance criteria: This task will be deemed completed when all Trial sites have received from Cisco and reviewed the completed trial network design / configuration document. This document will include detailed network diagrams for the trial network (i.e., In-home / LV / backhaul PLT network for integrated data and telephony transport), IP routing and addressing information, any special requirements (e.g., phone lines needed, space requirements, etc.), telco circuit requirements for T1's, software configurations for each PLT device, etc.

            It is assumed that any questions / concerns / issues with the proposed network design will be addressed and that jointly agreed modifications will be incorporated within days of their being raised.

4     ASSUMPTIONS

      This Statement of Work was prepared based on the following key assumptions. Any deviations from these Assumptions that arise during the Project shall be managed through the Change Management Procedure as specified in section 7. Parties agree that any changes in the Assumptions may result in an adjustment in the pricing.

      1.    One or more PLT Vendors participate

      2. One or more PLT Vendors are able to provide communications over powerlines

      3. One or more PLT Vendors are able to provide modules that meet Utilities environmental and electrical standards.

      4. One or more PLT Vendors are able to provide PLT data throughput rates over a quiet line will be over 1Mb/s

      5. The HeadEnd router developed will be suitable for field trial, but will require further development for production release.

      6. The CPE developed will be suitable for field trial, but will require further development for production release.

      7.    The trial sites are limited to 5.

      8.    The trial sites are located in the USA

      9. The trials last for each powerline technology for 60 calendar days, in a fixed location, with a start defined by section 3.2.5.

      10.   The total number of Hrouters to be deployed is 5 or less.

      11.   The total number of CPEs to be deployed is 100 or less.

      12.   All documents will be generated using Microsoft's products

      13. Unless specified otherwise in this SOW, work occurs during the Normal Business Hours, Eastern US time.

      14.   Staging will occur at Cisco's facility.

      15. The information in the SOW is key to all phases of the implementation. This document shall be completed and approved prior to starting any of the work activities.

      16. The Utilities' network architecture design shall not change between the date of the Design Review and the deployment of the trials at their site(s).

      17. All Ambient responsibility tasks shall be completed prior to the scheduled date. Delays caused by the lack of their timely completion, or Ambient' failure to meet any responsibilities as specified herein, may delay the overall schedule. Any additional costs incurred by Ambient as a result of delays shall be the sole responsibility of Ambient.

      18. All Cisco's responsibility tasks shall be completed prior to the scheduled date. Delays caused by the lack of their timely completion, or Cisco's failure to meet any responsibilities as specified herein, may delay the overall schedule. Any additional costs incurred by Cisco as a result of delays shall be the sole responsibility of Cisco.

      19.   Cisco personnel are not requested to, or required to join a union.

      20.   Ambient will take actions to avoid union issues.

      21. The following is not covered under this SOW - Support or replacement of Product that is altered, modified, mishandled, destroyed or damaged by natural causes or damaged due to a negligent or wilful act or omission by Ambient or Utility or use by Ambient or Utility other than as specified in the applicable Cisco-supplied documentation. However, any HeadEnd router or CPE will be replaced during the period of the trial due to a component failure due to causes not listed above.

      22. Following delivery to the Utilities, Ambient owns the HeadEnd and CPE trial units.

      23. 60 calendar days after a trial site goes live it will be decommissioned by Ambient via the retrieval of the CPE from the associated User's locations.

      24. The trial periods at different sites are not planned to be synchronised, they are expected to be overlapping.

5     PROJECT MANAGEMENT

      5.1   Implementation Schedule

            Cisco's Project Manager will generate and maintain a schedule that will document, defined tasks, deliverable and defined milestones for the overall project associated with this SOW

      5.2   Communications

            5.2.1 Primary Contacts

            Unless specified otherwise in writing, the primary contacts for Ambient and Cisco shall be:

                  Ambient Contact: Ram Rao             Cisco Contact: Philip
                                                         Jacobs
                  Telephone Number: 617-735-9395       Telephone Number:
                                                         978-244-3948
                  Facsimile Number: 617-566-3035       Facsimile Number:
                                                         978-244-8528
                  E-mail address: ram@ambientcorp.com  E-mail address:
                                                         phjacobs@cisco.com
                  Mobile number: 617-331-4953          E-page address:
                                                       phjacobs@epage.cisco.com

            5.2.2 Secondary contacts

                  Unless specified otherwise in writing, the secondary contacts for Ambient and Cisco shall be:


                  Ambient Contact: Yehuda Cern         Cisco Contact: Tom
                                                         O'Donnell
                  Telephone Number: 917-545-5461       Telephone Number:
                                                         978-244-8563
                  E-mail address: cern@ambientcorp.com Facsimile Number:
                                                         978-244-8528

                  E-mail address: todonnel@cisco.com   E-page address:
                                                        todonnel@epage.cisco.com
                                                       Mobile Number:
                                                         508-254-6205

                  Note that Tom O'Donnell should initially be contacted directly for all 3rd level support issues.

      5.2.3 Joint Project meetings

            Joint Project meetings will be attended by Cisco and Ambient via phone conference on a weekly basis. These will cover:

            o     Status of current work items
            o     Readiness for upcoming work items
            o     Concerns and Issues
            o     Quality of Trials Report Summary
            o     Schedule outlook

      5.2.4 Steering Meetings

            Face-to-face meetings will be held on a periodic basis whose focus is to look at the "bigger picture". While status, plans and component commitments, concerns and issues are reviewed, the purpose of this meeting is to broadly steer the project. Any major changes in direction should be discussed here. Those initially required to attend these meetings are:

            Cisco: Phil Hunt, Phil Jacobs, Tom O'Donnell
            Ambient: Mark Isaacson, Wilfred Kopwlowitz, Yehuda Cern, Ram Rao

      5.2.5 Electronic Communications E-mail distribution lists will be set up for various purposes.

6.    RESPONSIBILITIES OF THE PARTIES.

      6.1   Project Management:

            6.1.1 Cisco shall be responsible for the following:

                  a) Provide a single point of contact for all project support issues.
                  b) Participate in regularly scheduled Project and Steering meetings.
                  c) Develop and deliver the Implementation Plan for formal review and acceptance.
                  d) Co-ordinate and manage all implementation activities of the Cisco implementation team.
                  e) Act as the focal point for change management under this SOW.
                  f)    Interface to Cisco project personnel.
                  g) Escalate any project-related issues requiring assistance through the project manager, not the Utilities' Cisco account team, who will be kept informed.
                  h) Co-ordinate the activities of the staging centre and delivery of Trial Units.
                  i) Return COMPLETION CERTIFICATE to Ambient upon acceptance of a Milestone/Deliverable/Task (Appendix A).

            6.1.2 Ambient shall be responsible for the following:

                  a) Designate a person to whom all Cisco communications may be addressed and who has the authority to act on all aspects of the Project. This individual shall be responsible for all Ambient and Utilities tasks.
                  b) Unless otherwise agreed to by the parties, ensure that Cisco request for information or documentation needed for the project is met within two (2) business days of Cisco's request.
                  c) Identify primary and backup Ambient contacts plus a contact for all targeted sites, who shall be accountable to act as the lead escort, and shall also be accountable for providing necessary information and obtaining access clearances.
                  d) Define detailed requirements and needs and ensure that these requirements are met as defined in the Implementation Plan.
                  e) Notify the Cisco Project Manager of any schedule changes within ten (10) business days of any scheduled activity.

                  f) Ensure that trial products covered under this SOW are insured against loss or damage during the shipping process.
                  g) Will furnish proof to Cisco of adequate liability insurance before fielding trial equipment.
                  h) Return COMPLETION CERTIFICATE to Cisco upon acceptance of a Milestone/Deliverable/Task (Appendix A).

      6.2   Field Responsibilities:

            6.2.1 Cisco shall be responsible for the following:

                  a) Review and validate collected site preparation checklist(s) information with Ambient. The site-specific information is required to create configuration file(s).
                  b)    Finalize site preparation checklist documentation.

            6.2.2 Ambient shall be responsible for the following:

                  a) Complete and document detailed site preparation checklist(s).
                  b) When requested by Cisco, provide network physical and logical schematics.
                  c) Document and implement Customer Provided Equipment (CPE) configuration as needed to implement the Cisco Product. Provide IP addresses and subnet masks for the Product network ports.
                  d) Provide access to HeadEnd routers for out of band access via modem.
                  e) Install and verify the operation of all external communications equipment not provided by Cisco.
                  f) Provide a phone line and a modem and/or Internet access to a Cisco server for Software downloads.
                  g) When requested by Cisco, provide complete and documented network architecture and diagram.
                  h) When requested by Cisco, provide the Utilities' and Customer's building layout, including the floor plans, cabling and power locations for all applicable sites.

      6.3   Installation Responsibilities:

            6.3.1 Cisco shall be responsible for the following:

                  a)    Third level support

            6.3.2 Ambient shall be responsible for the following:

                  Uncrate and/or un-box Cisco provided Product.

                  a)    Inventory and inspect all Products.
                  b) Where applicable, install Product associated with the network installation or upgrade.
                  c) Install, configure and test the Cisco delivered Products in accordance with the documentation provided.

                  d) Connect Cisco Product to Utility facilities (telco circuits, modems, dial-up lines and CPE) at the agreed upon demarcation locations.
                  e) Troubleshoot and replace hardware failures relating to the installation/ upgrade of the Cisco provided Product.
                  f) Test and verify operation of all newly installed network components.
                  g) Deliver installation report (includes equipment list, date of commission, safety sign-off from Utilities, etc)
                  h) Prepare the installation site(s) and in particular, ensure that proper environmental conditions are met and adequate power is available.
                  i) Order and install all data circuits prior to the network installation date.
                  j) Ensure that telco demarcations/PTTNTUs (Post Telephone & Telegraph Network Termination Units) and circuit identifications are clearly identified.
                  k) Ensure that any new telco circuits are installed, marked and properly tested prior to installation date.
                  l) Verify that all necessary cabling is delivered and installed prior to the installation date.
                  m) Handle delivery, installation, and configuration of Product not provided by Cisco.
                  n) Provide a voice telephone line and number (near the Cisco Product) for use by the installer.
                  o)    Verify all distance and interference limitations of
                        interface cables to be used at installation.
                  p)    Provide access to a proper grounding system at each
                        site.
                  q) Provide a modem line and number (near the Cisco Product) for the installer to use if needed.
                  r)    Provide earthquake bracing, if required.
                  s) Provide proper security clearances and/or escorts as required to access the site for Product installation.
                  t) Provide any special safety equipment if required for the site.

      6.4   Facility Responsibilities:

            6.4.1 Cisco shall be responsible for the following:

                  a) Provide a cubicle co-located with Cisco's PLT Engineering team from Contract signing until the end of the field trials.
                  b)    Provide telephone and Internet access

7.0   SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
        Item                                  Task, Deliverable or      Timeframe       Dependencies (on other        Responsible
Item#                                         Milestone                 Targets         listed items)
-----------------------------------------------------------------------------------------------------------------------------------
 1      Signed Contract/SOW                   Deliverable                                                        Ambient/Cisco
-----------------------------------------------------------------------------------------------------------------------------------
 2      Selection of Utilities                Task                                                               Ambient/Cisco
-----------------------------------------------------------------------------------------------------------------------------------
 3      Arrange for access and support from   Task                                                               Ambient/Utilities
        Utilities
-----------------------------------------------------------------------------------------------------------------------------------
 4      Utilities' low voltage distribution   Deliverable                                                        Ambient/Utilities
        Architecture
-----------------------------------------------------------------------------------------------------------------------------------
 5      Utilities' equipment standards        Deliverable                                                        Ambient/Utilities
-----------------------------------------------------------------------------------------------------------------------------------
 6      Selection of PLT Vendors              Task                                                               Cisco/Ambient
-----------------------------------------------------------------------------------------------------------------------------------
 7      Develop a PLT-enabled HeadEnd         Task                                      Signed Contract/SOW      Cisco/PLT vendors
        Router (HRouter)
-----------------------------------------------------------------------------------------------------------------------------------
 8      Develop a PLT-enabled CPE             Task                                      Signed Contract/SOW      Cisco/PLT vendors
-----------------------------------------------------------------------------------------------------------------------------------
 9      Trial Site selection criteria         Deliverable                                                        Cisco/Ambient
-----------------------------------------------------------------------------------------------------------------------------------
10      End User selection criteria           Deliverable                                                        Cisco/Ambient
-----------------------------------------------------------------------------------------------------------------------------------
11      Utilities' Data Network Architecture  Deliverable                               Selection of Utilities   Ambient/Utilities
-----------------------------------------------------------------------------------------------------------------------------------
12      Provide Network Architectural         Task                                      Utilities' Data          Cisco
        services                                                                        Network Architecture
-----------------------------------------------------------------------------------------------------------------------------------
13      Selection of Trial sites              2. Milestone                             Trial Site and End       Ambient/Cisco
                                                                                        User selection criteria
-----------------------------------------------------------------------------------------------------------------------------------
14      Demonstration of Proof of Concept     3. Deliverable &                         Develop HeadEnd & CPE    Cisco/PLT vendors
                                              Milestone
-----------------------------------------------------------------------------------------------------------------------------------
15      Trial configuration and Plan          Deliverable                               Selection of Trial       Cisco/Ambient
                                                                                        sites, Provide Network
                                                                                        Architectural services
-----------------------------------------------------------------------------------------------------------------------------------
16      Demonstration of Staged Systems       Deliverable                               Demonstration of Proof   Cisco/PLT vendors
                                                                                        of Concept
-----------------------------------------------------------------------------------------------------------------------------------
17      Training to Ambient                   Deliverable                               Demonstration of Proof   Cisco/PLT vendors
                                                                                        of Concept
-----------------------------------------------------------------------------------------------------------------------------------
18      Arrange for preparation of the        Task                                      Trial configuration      Ambient/Utilities
        trialing premises                                                               and Plan
-----------------------------------------------------------------------------------------------------------------------------------
19      Arrange for a backhaul network at     Task                                      Trial configuration      Ambient/Utilities
        each trial site                                                                 and Plan
-----------------------------------------------------------------------------------------------------------------------------------
20      Install and commission first trial    Task & Milestone                          Demonstration of         Ambient/Utilities
        system  (Deploy Trials)                                                         Staged System, Arrange
                                                                                        for preparation of the
                                                                                        trialing premises,
                                                                                        Arrange for a backhaul
                                                                                        network at each trial
                                                                                        site
-----------------------------------------------------------------------------------------------------------------------------------
21      Provide 1st and 2nd level support     Task                                      Training to Ambient,     Ambient
                                                                                        Deploy Trials
-----------------------------------------------------------------------------------------------------------------------------------
22      Provide 3rd level field support       Task                                      Deploy trials            Cisco/PLT vendors
-----------------------------------------------------------------------------------------------------------------------------------
23      Manage the Trials                     Task                                      Deploy trials            Ambient
-----------------------------------------------------------------------------------------------------------------------------------

In those cases where there are multiple parties responsible, the prime is identified by being underlined. The time period for Tasks 21, 22 and 23 corresponds to the first trial site. Subsequent sites will require similar tasks.

The baseline schedule will be jointly determined by Cisco and Ambient Project Manager within 30 days of signing this SOW.

      8.0   CHANGE MANAGEMENT PROCEDURES

      8.1 It may become necessary to amend this Statement of Work for reasons including, but not limited to, the following:

            a) Ambient or Cisco's changes to the scope of work and/or specifications for the Services,
            b)    Ambient or Cisco's changes to the Implementation Plan,
            c) Non-availability of resources which are beyond either party's control; and/or, d) Environmental or architectural impediments not previously identified.

      8.2 In the event either party desires to change this Statement of Work, the following procedures will apply:

            8.2.1 A Project Change Request (Appendix B) may be initiated by either party for any material changes to the SOW. The Change Request will describe the nature of the change, the reason for the change, and the effect the change will have on the scope of work, which may include changes to the Deliverables, and the schedule.

            8.2.2 The designated Program/Project Manager of the requesting party will review the proposed change with his/her counterpart. The parties will evaluate the Change Request and negotiate in good faith the changes to the SOW and the additional charges, if any, required to implement the Change Request. If both parties agree to implement the Change Request, the appropriate authorized representatives (Mark Issaccson for Ambient, TBD for Cisco) of the parties will sign the Change Request, indicating the acceptance of the changes by the parties.

            8.2.3 Upon execution of the Change Request, said Change Request will be incorporated into, and made a part of, this SOW.

            8.2.4 In a case where additional funding is required, following receipt of a P.O. at Cisco, additional work will commence as soon as commercially practical. Cisco will invoice, payment to be made within 30 days of invoice.

            8.2.5 A log will be kept of each Project Change Request and their disposition.

      8.3 Whenever there is a conflict between the terms and conditions set forth in a fully executed Project Change Request and those set forth in the original SOW, or previous fully executed Project Change Request, the terms and conditions of the most recent fully executed Project Change Request shall prevail.

      8.4 All Purchase Orders must be signed by an authorized representative of Ambient and shall include, at a minimum, the following information:

            |_|     Total Cost

            |_|     SOW Number

            |_|     Contract Number

            |_|     Requested Start date

                  Purchase Orders shall be faxed to: Business Analyst fax number: (408) 527-1221

9.0   DEFINITIONS

      1. "Trial Site" - the physical site or site(s) where the equipment being implemented under this SOW is located.
      2.    "Customer" - the End User of the PLT Trial service.
      3. "Implementation" - the physical installation plus logical activities which are required to place products in to a customer site, configure, commission and connect them together to produce a working network.
      4. "Implementation Project Plan" - documented, scheduled, defined milestones and deliverables for the overall project associated with this SOW- Microsoft Project document.
      5. "Installation" means the physical activity required to place a product into a Trial Site.
      6. "Network" - a combination of connected Products to form a Customer's solution.
      7. "Normal Business Hours" Monday through Friday 8:00am to 5:00pm Eastern US time, excluding any Cisco observed national holidays. A list of Cisco observed holidays will be provided upon request.
      8. "On Site Survey" - Cisco will dispatch a field engineer on site to assess the readiness of the Utilities' and customer's site for the installation as per the specifications set forth by Cisco for the installation of the particular product.
      9. "Staging" means assembly, pre-loading of software, configuration and test prior to installation of products at Trial site. A checklist is used to keep a record.
      10. "Acceptance Test" - a set of procedures and/or tests developed by Cisco and agreed to by the Ambient. These tests are witnessed by Ambient and performed by Cisco. Successful test execution will signify completion of the milestone.
      11. "Commissioning" - Following installation, commissioning involves configuring and bring-up of the equipment to an operating level as defined by - All CPEs are IP-visible from Utility data center. Internet data can be accessed from computer. Phone call can be made on-net to on-net, and on-net to off-net.

--------------------------------------------------------------------------------
         APPENDIX A - MILESTONE/DELIVERABLE/TASK COMPLETION CERTIFICATE
--------------------------------------------------------------------------------
Pursuant to the above referenced Statement of Work between Cisco Systems, Inc. ("Cisco") and Ambient hereby certifies, by the signature of an authorized representative, that the Milestone/Deliverable described below has been completed in a satisfactory manner on the date indicated below:

Milestone/Deliverable/Task                                          Date

Submitted by:                                   Acknowledged and Agreed:


By:                                             By:
    -------------------------------------           ----------------------------
Name:                                           Name:
      ------------------------------------            --------------------------
Title:                                          Title:
       -----------------------------------             -------------------------
Date:                                           Date:
      ------------------------------------            --------------------------

--------------------------------------------------------------------------------
                       APPENDIX B - PROJECT CHANGE REQUEST
--------------------------------------------------------------------------------

In reference to the section titled Change Management Procedures of the above referenced Statement of Work between Cisco Systems, Inc. ("Cisco") and Ambient both parties hereby certify, by the signature of an authorized representative, that this Change Management Request will amend and be fully incorporated into the existing Statement of Work (SOW).

Project Change Request# __________________

1. Reason for Change Request:

2. Changes to SOW:

3. Impact (cost, schedule):

4. Purchase Order Issuance (If applicable):

5. Action (Implement, On-hold, Not to be implemented)

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Project Change Management Request to be fully executed.

Submitted by:                                   Acknowledged and Agreed:


By:                                             By:
    -------------------------------------           ----------------------------
Name:                                           Name:
      ------------------------------------            --------------------------
Title:                                          Title:
       -----------------------------------             -------------------------
Date:                                           Date:
      ------------------------------------            --------------------------

                                    EXHIBIT B

                              FIELD TRIAL AGREEMENT
                                     between
                      Cisco Systems and Ambient Corporation

This Field Trial Agreement (the "Agreement") by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and its affiliates ("Cisco") and Ambient Corporation, a Delaware corporation with offices at 1033 Beacon Street, Brookline, Massachusetts ("Ambient"), is entered into as of the date last written below (the "Effective Date").

This Agreement is attached at Exhibit B to the Development and License Agreement between Cisco and Ambient (the "Development Agreement") and shall be governed by the terms and conditions of the Development Agreement and the Statement of Work attached as Exhibit A to the Development Agreement.

OBLIGATIONS OF AMBIENT

      1.1 Testing. During the Field Trial Period, Ambient agrees to implement and run such test suites and other test programs on the Products as agreed by the parties. Ambient also agrees to use such special and non-standard operating procedures as may be reasonably required to accomplish testing of the Products.

      1.2 Contacts. The Ambient Project Manager shall provide to the Cisco Project Manager written reports on all test and performance results of the Products on a weekly basis.

      1.3 Error Notice. Ambient's Project Manager shall notify Cisco Project Manager of any failure, error or other malfunction of any part of the Products within twenty-four (24) hours of such occurrence.

      1.4 Modifications. Ambient agrees to promptly implement such modifications and changes that Cisco may make to the Products during the Field Trial Period as they are provided by Cisco. Ambient understands that these modifications and changes may be incompatible with previous modifications and could include substantial changes to the Utilities' systems and their operating procedures.

      1.5 Type of Traffic. Ambient agrees that if it runs mission-critical or production traffic using the Products during the Field Trial Period that Ambient does so at its sole risk. Ambient agrees to indemnify and hold Cisco harmless from claims from third parties arising from or related to the Utilities' use of the Products in a production environment or with live data.

2. OBLIGATIONS OF CISCO

      2.1 Delivery. Cisco agrees that it will deliver the Products to Ambient within a reasonable time after execution of this Agreement by both parties, or at a time otherwise agreed to in writing by Cisco.

      2.2 Technical Assistance and Support. Cisco will provide Ambient such technical assistance and support as set forth in the Statement of Work.

      2.3 Modifications. During the Field Trial Period, Cisco will consult with Ambient's Project Manager regarding the performance of the Products and will evaluate the test data and error reports provided by Ambient. Cisco will undertake to make such modifications and improvements to the Products as deemed appropriate by Cisco and provide the same to Ambient at no cost for use during the Field Trial Period; provided, however, Cisco is not obligated to make any modifications or improvements.

3. FIELD TRIAL LICENSE

      3.1 Ownership. Cisco retains ownership of all right, title and interest to the Products, the Product design and Documentation, and the intellectual property rights therein and thereto (including without limitation, all patent rights, design rights, copyrights and trade secret rights). Ambient agrees not to (i) copy, modify, or attempt to reverse engineer the Product hardware, software, or design, make derivative works based upon the Products, or use the Products to develop any products, without Cisco's prior written approval or (ii) sell, license, rent, or transfer the Products to any third party. Ambient shall keep the Products in good condition and working order and insure the Products against loss, theft, or damage in the amount of $1 million.

      3.2 Software License Grant. Cisco hereby grants to Ambient a non-exclusive license to use and be used by the Utilities, the Products and any modifications thereto and including such Software as embedded and related to the Products, during the Field Trial Period solely for the purpose of testing and evaluating the Products subject to the following restrictions: (i) the Software may only be used at the Cisco-approved Sites; (ii) the Software may be used only with the Products and (iii) Ambient may make only one (1) copy of Software for archival purposes .

      3.3 Modifications. Ambient hereby assigns to Cisco, Ambient's entire right, title and interest (including, without limitation, all patent rights, design rights, copyrights and trade secrets) in any modifications or improvements to the Products which Ambient or the Utilities may propose or make during the Field Trial Period or which Ambient and Cisco may jointly make during the Field Trial Period.

      3.4 Restricted Rights. Cisco's computer software and computer software documentation, when delivered under a contract with a Department of Defense entity, is commercial Computer Software and Commercial Computer Software Documentation and is provided with the commercial rights and restrictions described herein for non-governmental customers. This Computer Software (including documentation thereof), when delivered under a contract with other U.S. Government entities, is

            "RESTRICTED RIGHTS SOFTWARE" pursuant to FAR 52.227-14(g)(3) (Jun
            1987), without regard to the existence or absence of any physical markings, if such clause is included in this contract, and otherwise is "RESTRICTED COMPUTER SOFTWARE" subject to the restrictions set forth in FAR 52.227-19(c) (Jun 1987), which are incorporated herein by reference.

4. TERMINATION

      4.1 This Agreement shall terminate upon completion of the final Field Test and may be otherwise terminated for the same reasons as the Development Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, duly authorized to execute this Agreement.

AMBIENT CORPORATION ("Ambient")           CISCO SYSTEMS, INC. ("Cisco")


__________________________________        ______________________________________
Authorized Signature                      Authorized Signature

__________________________________        ______________________________________
Name                                      Name

__________________________________        ______________________________________
Date                                      Date

Ambient Corporation                       Cisco Systems, Inc.
1285 Avenue of the Americas               170 W. Tasman Drive
New York, NY 10019                        San Jose, CA 95134-1706

                                    Exhibit C

                    Ambient Announces Development and License
                       Agreement with Cisco Systems, Inc.

Ambient Corporation (OTC BB:ABTG) announced today the signing of a Development and Licensing Agreement with Cisco Systems, Inc. (NASDAQ: CSCO) in the area of power-line telecommunications.

Under the terms of the Development Agreement, Cisco and Ambient will collaborate on development efforts to create a communications access solution that uses the power distribution grid as a means of delivering data communications, and leverages this technology as a vehicle for end-to-end deployment of network services to end-users.

Mark Isaacson, CEO of Ambient, said, "Imagine a world where everyone that has electric power can also attach to the Internet and more. Our resulting solution will allow Utility companies to do just that, and over existing powerlines!"

Ambient will field test solutions using technology supplied by Cisco Systems and PLT partners.

Ambient has also developed its own unique technology that facilitates the transfer of Internet and high-speed data through existing power-lines. The same electric wiring that is ordinarily used to transmit electric power to individual homes and businesses can also be used to transmit high-speed data.

The use of existing power-lines to transfer high-speed data is not only an advantage to the consumer, but the same technology is designed to enable electric utilities and power companies to create a basket of products which will add value to utility operational services.

About Ambient:

Ambient Corporation (OTC BB: ABTG) is a publicly traded company incorporated in the United States that operates technology companies in both Israel and the U.S., focusing on Power Line Telecommunication (PLT), telephony-related product offerings, Internet and E-commerce for a variety of exciting new consumer applications, plus a basket of utility related services.

This press release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Ambient Corporation with the SEC, including the company's most recent report on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements.

Ambient is a trademark of Ambient Corporation registered in the U.S. Patent and Trademark Office.

For more information, contact Ambient Corporation at:
Tel: (617) 735-9395
Visit us at: www.ambient.com